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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported) July 24,1996


                            AlphaNet Solutions, Inc.
               (Exact Name of Registrant as Specified in Charter)


        New Jersey            0-27042                    22-2554535
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  (State or Other     (Commission File Number) (IRS Employer Identification No.)
    Jurisdiction
 of Incorporation)


7 Ridgedale Ave., Cedar Knolls, New Jersey                            07927
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(Address of Principal Executive Offices)                           (zip code)


                                 (201) 267-0088
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                        (Registrant's telephone number,
                              including area code)

         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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        ITEM 2. ACQUISITION OF ASSETS

        On July 24, 1996, AlphaNet Solutions, Inc. (the "Company") consummated the acquisition of certain assets of Lior, Inc. ("Lior"), a MicroAge affiliate located in Paramus, New Jersey. The Company purchased the entire customer list and outstanding purchase orders of Lior for an aggregate purchase price of up to $1,000,000, of which $900,000 was paid at closing and $100,000 may be due in January 1997 if certain former Lior sales persons remain employed by the Company through such date. The Company funded the purchase price from proceeds raised in its initial public offering. In determining the purchase price, the company considered, among other factors, the past and projected revenues generated from such customers and the value of the acquired purchase orders. The Company did not assume any liabilities of Lior, other than the obligations to perform under the acquired purchase orders and certain service contracts. The Company acquired such assets from Stan Gang, the Company's President and Chief Executive Officer, who had purchased such assets for the same consideration from Lior on July 18, 1996 pending approval of the transaction by the Company's Board of Directors. In connection with such transaction, effective July 1, 1996, 26 former employees of Lior, including 7 sales persons and 8 technical personnel joined the Company.

        ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS

(a) Financial Information of Business Acquired

        To be filed by amendment. The Company believes that it is impracticable to provide such financial information as of the date hereof. Such information shall be filed with the Commission no later than October 7, 1996.

(b) Pro Forma Financial Information (unaudited).

        To be filed by amendment. The Company believes that it is impracticable to provide such financial information as of the date hereof. Such information shall be filed with the Commission no later than October 7, 1996.


(c)   Exhibits.

         Exhibit No.      Description of Exhibit

          10.1 Asset Purchase Agreement dated July 18, 1996 by and between Stan Gang and Lior, Inc.

          10.2 Assignment of Asset Purchase Agreement dated July 24, 1996 by and between Stan Gang and the Company.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        AlphaNet Solutions, Inc


                                        By:      /s/Gary S. Finkel
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                                             Gary S. Finkel, Chief Financial
                                             Officer (Principal Financial
                                             and Accounting Officer


Date: August 5, 1996





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